EXHIBIT 99.1
Financial Statements
Missouri Gas Energy
Three and Six Months Ended
June 30, 2013 and 2012

Missouri Gas Energy – Stand Alone

INDEX TO FINANCIAL STATEMENTS
(unaudited)

Financial Statements (unaudited):	Page

Balance Sheets - June 30, 2013 and December 31, 2012	5

Statements of Operations - Three Months Ended June 30, 2013 and 2012, Six Months Ended June 30, 2013, Period from Acquisition (March 26, 2012) to June 30, 2012, and the Period from January 1, 2012 to March 25, 2012	7

Statements of Comprehensive Income (Loss) - Three Months Ended June 30, 2013 and 2012, Six Months Ended June 30, 2013, Period from Acquisition (March 26, 2012) to June 30, 2012, and the Period from January 1, 2012 to March 25, 2012	9

Statement of Parent's Equity in Division - Six Months Ended June 30, 2013	11

Statements of Cash Flows - Six Months Ended June 30, 2013, Period from Acquisition (March 26, 2012) to June 30, 2012, and the Period from January 1, 2012 to March 25, 2012	12

Notes to Financial Statements	13

FINANCIAL STATEMENTS

The unaudited interim financial statements presented here reflect the gas distribution operations of Missouri Gas Energy, a division of Southern Union Company (Southern Union) as a stand-alone business (MGE).

The accompanying unaudited interim financial statements and related footnotes present only the financial position, results of operations, comprehensive income (loss), parent's equity in division and cash flows of MGE and reflect allocations of the cost of certain services provided to MGE for management, human resources, accounting, tax, legal, insurance and other corporate services. The unaudited interim financial statements do not include any allocation of interest expense. Management believes the amounts allocated are reasonable; however, the allocations may not be indicative of the cost of future operations or the amount of future allocations.

On March 26, 2012, all of the then outstanding stock of Southern Union was acquired by Sigma Acquisition Corporation, a wholly owned subsidiary of Energy Transfer Equity, L.P. (ETE) (the ETE Merger). Southern Union's March 26, 2012 merger transaction with ETE was accounted for by ETE using business combination accounting.  Under this method, the purchase price paid by the acquirer is allocated to the assets acquired and liabilities assumed as of the acquisition date based on their fair value.  By the application of “push-down” accounting, Southern Union's assets, liabilities and equity, including those for MGE reported here were accordingly adjusted to fair value on March 26, 2012.  Determining the fair value of certain assets and liabilities assumed is judgmental in nature and often involves the use of significant estimates and assumptions.  See Note 3 to our interim financial statements for a discussion of the estimated fair values of MGE'S assets and liabilities recorded in connection with the ETE Merger.

Due to the application of “push-down” accounting, the unaudited interim financial statements and certain footnote disclosures of MGE are presented in two distinct periods to indicate the application of two different bases of accounting. Periods prior to March 26, 2012 are identified herein as “Predecessor,” while the period subsequent to the ETE Merger is identified as “Successor.”

Definitions

AOCI	accumulated other comprehensive income (loss)
ETE	Energy Transfer Equity, L.P.
ETP	Energy Transfer Partners, L.P., a subsidiary of ETE
GAAP	accounting principles generally accepted in the United States
MPSC	Missouri Public Service Commission
MGE	Missouri Gas Energy
NEG	New England Gas Company

Missouri Gas Energy – Stand Alone
BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	Successor

	June 30, 2013	December 31, 2012
ASSETS

Utility plant	$661,339	$649,953
Less - Accumulated depreciation and amortization	(27,977)	(15,793)
Construction work in progress	4,236	4,152
Net utility plant	637,598	638,312

Goodwill	132,604	132,604
Other investments	3,334	3,334
Other property and investments	135,938	135,938

Current assets:
Cash and cash equivalents	8,065	16,641
Accounts receivable:
Utility	30,199	50,363
Utility unbilled revenues	10,883	33,595
Associated companies	8,825	14,477
Other	4,617	4,644
Allowance for doubtful accounts	(1,300)	(500)
Inventories:
Natural gas stored underground	37,289	49,083
Materials and supplies at average cost	4,726	3,780
Prepayments and other	483	1,437
Total current assets	103,787	173,520

Deferred charges:
Regulatory assets	59,298	62,523
Deferred purchased gas costs	5,178	39,039
Other	9,467	7,560
Total deferred charges	73,943	109,122
Total assets	$951,266	$1,056,892

The accompanying notes are an integral part of these financial statements.

Missouri Gas Energy – Stand Alone
BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	Successor

	June 30, 2013	December 31, 2012
CAPITALIZATION AND LIABILITIES

Capitalization:
Parent's equity in division	$620,391	$700,544
Total capitalization	620,391	700,544

Current liabilities:
Accounts payable	26,138	32,154
Advanced customer billings	1,626	23,536
Wages and compensation accrued	8,332	6,320
Derivative instrument liability	2,971	8,142
Customer deposits	8,341	8,317
Taxes accrued	18,468	15,855
Deferred income taxes	10,189	10,626
Other	774	1,137
Total current liabilities	76,839	106,087

Deferred credits and other liabilities:
Deferred income taxes	172,759	167,000
Pension and postretirement benefit costs	58,880	64,389
Derivative instrument liability	1,254	—
Regulatory liabilities	2,240	2,289
Other	18,903	16,583
Total deferred credits and other liabilities	254,036	250,261
Commitments and contingencies (Note 10)
Total capitalization and liabilities	$951,266	$1,056,892

The accompanying notes are an integral part of these financial statements.

Missouri Gas Energy – Stand Alone
STATEMENTS OF OPERATIONS
(Dollars in thousands)
(unaudited)

	Successor
	Three Months	Three Months
	Ended	Ended
	June 30,	June 30,
	2013	2012

Operating revenues:
Regulated gas distribution	$93,985	$71,616
Other	2,054	1,787
Total operating revenues	96,039	73,403

Operating expenses:
Natural gas	40,726	20,767
Other operation expenses	26,483	24,717
Maintenance	4,624	4,298
Depreciation and amortization	7,601	7,406
Taxes, other than income taxes	8,528	6,969
Total operating expenses	87,962	64,157
Operating income	8,077	9,246
Other income - net	(10)	(83)
Interest income	12	6
Income before income taxes	8,079	9,169
Income tax expense	3,129	3,880
Net income	$4,950	$5,289

The accompanying notes are an integral part of these financial statements.

Missouri Gas Energy – Stand Alone
STATEMENTS OF OPERATIONS
(Dollars in thousands)
(unaudited)

	Successor		Predecessor
	Six Months	Period from	Period from
	Ended	March 26 -	January 1 -
	June 30,	June 30,	March 25,
	2013	2012	2012

Operating revenues:
Regulated gas distribution	$306,270	$77,903	$158,321
Other	6,758	2,006	3,975
Total operating revenues	313,028	79,909	162,296

Operating expenses:
Natural gas	189,254	23,491	101,739
Other operation expenses	48,189	36,061	21,208
Maintenance	9,726	4,622	4,333
Depreciation and amortization	15,172	7,887	7,032
Taxes, other than income taxes	24,774	7,540	12,577
Total operating expenses	287,115	79,601	146,889
Operating income	25,913	308	15,407
Other income and (expense) - net	175	(82)	54
Interest income	120	7	37
Income before income taxes	26,208	233	15,498
Income tax expense	10,147	1,236	6,001
Net income (loss)	$16,061	$(1,003)	$9,497

The accompanying notes are an integral part of these financial statements.

Missouri Gas Energy – Stand Alone
STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Dollars in thousands)
(unaudited)

	Successor
	Three Months	Three Months
	Ended	Ended
	June 30,	June 30,
	2013	2012

Net income	$4,950	$5,289
Other comprehensive income, before tax:
Defined benefit pension and other
postretirement benefit plans:
Net actuarial gain arising during the period	740	—

Other comprehensive income, before tax:	740	—
Income tax expense related to items of
other comprehensive income	(286)	—

Other comprehensive income, net of tax	454	—

Comprehensive income	$5,404	$5,289

The accompanying notes are an integral part of these financial statements.

Missouri Gas Energy – Stand Alone
STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Dollars in thousands)
(unaudited)

	Successor		Predecessor
	Six Months	Period from
	Ended	Acquisition (March	Period from
	June 30,	26, 2012) to June 30,	January 1, 2012 to
	2013	2012)	March 25, 2012

Net income (loss)	$16,061	$(1,003)	$9,497
Other comprehensive income, before tax:
Defined benefit pension and other
postretirement benefit plans:
Net actuarial gain arising during the period	1,703	—	1,366
Other comprehensive income, before tax:	1,703	—	1,366
Income tax expense related to items of
other comprehensive income	(572)	—	(528)
Other comprehensive income, net of tax	1,131	—	838
Comprehensive income (loss)	$17,192	$(1,003)	$10,335

The accompanying notes are an integral part of these financial statements.

Missouri Gas Energy – Stand Alone
STATEMENT OF PARENT’S EQUITY IN DIVISION
(Dollars in thousands)
(unaudited)

	Parent’s		Total Parent’s
	Equity in		Equity in
	Division	AOCI	Division

Successor:
Balance, January 1, 2013	$709,836	$(9,292)	$700,544
Other comprehensive income, net of tax	—	1,131	1,131
Net income	16,061	—	16,061
Net transactions with parent	(97,345)	—	(97,345)
Balance, June 30, 2013	$628,552	$(8,161)	$620,391

The accompanying notes are an integral part of these financial statements.

Missouri Gas Energy – Stand Alone
STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Successor		Predecessor

	Six Months	Period from	Period from
	Ended	March 26 -	January 1 -
	June 30,	June 30,	March 25,
	2013	2012	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$16,061	$(1,003)	$9,497
Reconciliation of net income to net cash
provided by operating activities:
Depreciation and amortization	15,172	7,887	7,032
Deferred income taxes	4,751	4,965	6,837
Change in assets and liabilities:
Accounts receivable	20,991	16,667	7,913
Accounts receivable - associated companies	5,652	(12,517)	19,382
Accounts payable and advanced
customer billings	(27,128)	11,112	(35,055)
Taxes accrued	2,613	405	(296)
Natural gas stored underground	11,794	(10,380)	18,493
Other assets and liabilities	31,497	32,336	9,317
Net changes in derivatives	(3,330)	(20,097)	(1,957)
Net change in pension and postretirement	1,703	—	1,366
Delayed customer billings	22,712	(3,806)	22,683
Net cash flows provided by operating activities	102,488	25,569	65,212

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(13,719)	(7,470)	(6,386)
Net cash flows used in investing activities	(13,719)	(7,470)	(6,386)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net advances to parent	(97,345)	(12,366)	(55,561)
Other	—	(1,759)	(3,090)
Net cash flows used in
financing activities	(97,345)	(14,125)	(58,651)
INCREASE (DECREASE) IN
CASH AND CASH EQUIVALENTS	(8,576)	3,974	175
CASH AND CASH EQUIVALENTS,
beginning of period	16,641	1,790	1,615
CASH AND CASH EQUIVALENTS,
end of period	$8,065	$5,764	$1,790

The accompanying notes are an integral part of these financial statements.

Missouri Gas Energy – Stand Alone
NOTES TO FINANCIAL STATEMENTS
(Tabular dollar amounts are in thousands)
(unaudited)

NOTE 1 - OPERATIONS AND ORGANIZATION
MGE is primarily engaged in the local distribution of natural gas and serves natural gas end-use customers in western Missouri.
In December 2012, Southern Union Company (Southern Union) entered into definitive purchase and sale agreements dated December 14, 2012 with Plaza Missouri Acquisition, Inc. (Plaza Missouri) and Plaza Massachusetts Acquisition, Inc. (Plaza Massachusetts), both of which are subsidiaries of The Laclede Group, Inc. (Laclede), pursuant to which Plaza Missouri has agreed to acquire the assets of Southern Union's MGE division, and Plaza Massachusetts has agreed to acquire the assets of Southern Union's NEG division for an aggregate purchase price of approximately $1.035 billion including the assumption of $19.5 million in outstanding debt, subject to customary closing adjustments.  Effective January 11, 2013, Laclede's subsidiary, Laclede Gas Company (Laclede Gas), and Plaza Missouri entered into an assignment and assumption agreement pursuant to which Laclede Gas assumed all of Plaza Missouri's duties and obligations under its purchase and sale agreement with Southern Union. Subsequently, on February 11, 2013, Laclede announced that it had entered into an agreement with Algonquin Power & Utilities Corp (APUC), pursuant to which APUC agreed to acquire, through a subsidiary, all of the outstanding shares of common stock of Plaza Massachusetts from Laclede immediately prior to Plaza Massachusetts' purchase of the assets of NEG from Southern Union, subject to certain approvals.  It is expected that the transactions contemplated by the purchase and sale agreements will close by the end of the third quarter of 2013.
See Note 3 for information related to Southern Union's merger with ETE.

NOTE 2 - ESTIMATES, SIGNIFICANT ACCOUNTING POLICIES AND BALANCE SHEET
DETAIL

These notes are an integral part of the accompanying unaudited interim financial statements of MGE. The unaudited interim financial statements have been prepared in accordance with GAAP for interim financial information. Accordingly, they do not include all the information and footnotes required by GAAP for complete financial statements. However, management believes that the unaudited interim financial statements include all adjustments (consisting of only normal and recurring accruals) and disclosures necessary for the fair presentation of the financial position, results of the operations, and cash flows for the periods presented. There have been no changes in MGE's accounting policies as disclosed in the financial statements for the year ended December 31, 2012. These unaudited interim financial statements should be read in conjunction with the Notes to Financial Statements contained in MGE's financial statements for the year ended December 31, 2012. The results of operations for interim periods are not necessarily indicative of the results to be expected for a full year due to the seasonal nature of MGE's operations.
The accompanying unaudited interim financial statements and related footnotes present only the financial position, results of operations, comprehensive income (loss), parent's equity in division and cash flows of MGE and reflect allocations of the cost of certain services provided to MGE for management, human resources, accounting, tax, legal, insurance and other corporate services. The unaudited interim financial statements do not include any allocation of interest expense. Management believes the amounts allocated are reasonable; however, the allocations may not be indicative of the cost of future operations or the amount of future allocations.

Missouri Gas Energy – Stand Alone
NOTES TO FINANCIAL STATEMENTS - CONTINUED
(Tabular dollar amounts are in thousands)

NOTE 2 - ESTIMATES, SIGNIFICANT ACCOUNTING POLICIES AND BALANCE SHEET
DETAIL - Continued

1.	Franchise and Sales Taxes

Gross receipts taxes associated with MGE are imposed on the organization and billed to its customers. These amounts are recorded gross in the statements of operations. Amounts recorded in Regulated Gas Distribution Operating Revenues were $5.5 million and $4.1 million for the three months ended June 30, 2013 and 2012 and $18.7 million, $4.1 million and $ 10.8 million for the six months ended June 30, 2013, period from Acquisition (March 26, 2012) to June 30, 2012 and the period from January 1, 2012 to March 25, 2012. Franchise taxes are expensed by MGE and included in Taxes, other than income taxes.
Sales taxes imposed on applicable sales of MGE are billed to customers. These amounts are not recorded in the statements of operations, but are recorded as both Accounts Receivable and as tax collections payable included as Other in the Current Liabilities section of the balance sheets.

2.	Subsequent Events

Management has evaluated subsequent events through August 5, 2013, the date the financial statements were available to be issued. For more information, see Note 10.

NOTE 3 - ETE MERGER AND OTHER TRANSACTIONS

1.	Description of Merger

On March 26, 2012, Southern Union, ETE, and Sigma Acquisition Corporation, a wholly-owned subsidiary of ETE (Merger Sub), completed their previously announced merger transaction.  Pursuant to the Second Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, as amended by Amendment No. 1 thereto dated as of September 14, 2011 (as amended, the Merger Agreement), among Southern Union, ETE and Merger Sub, Merger Sub was merged with and into Southern Union, with Southern Union continuing as the surviving corporation as an indirect, wholly-owned subsidiary of ETE.  The ETE Merger became effective on March 26, 2012 at 12:59 p.m., Eastern Time (the Effective Time).

2.	Allocation of Consideration Transferred

The ETE Merger was accounted for using business combination accounting under applicable accounting principles.  Business combination accounting requires, among other things, that assets acquired and liabilities assumed be recognized on the balance sheet at their fair values as of the acquisition date.  The table below represents the allocation of the total consideration to MGE's tangible and intangible assets and liabilities as of March 26, 2012 based upon management's estimate of their respective fair values.

Missouri Gas Energy – Stand Alone
NOTES TO FINANCIAL STATEMENTS - CONTINUED
(Tabular dollar amounts are in thousands)

NOTE 3 - ETE MERGER AND OTHER TRANSACTIONS - Continued

Cash and cash equivalents	$1,790
Other current assets	143,504
Property and equipment	629,453
Goodwill	132,604
Other noncurrent assets	80,450
Deferred income taxes	(168,524)
Other liabilities	(215,654)
Total purchase price	$603,623

The goodwill resulting from the ETE Merger was primarily due to expected commercial and operational synergies and is not deductible for tax purposes.

NOTE 4 - PARENT'S EQUITY IN DIVISION
Southern Union uses a centralized approach to cash management in which all cash receipts and cash disbursements are processed through Southern Union's cash accounts with corresponding credit or charges to intercompany accounts with MGE. MGE's intercompany accounts are also credited and charged for allocations of corporate costs. The intercompany accounts representing intercompany payables to the parent are classified in parent's equity in division.
Selling, general and administrative expenses in the unaudited interim statements of operations include expenses allocated by Southern Union to cover legal, accounting, treasury, tax, human resources, information technology, insurance and other corporate services provided to MGE. These allocations were based on the modified Massachusetts formula typically based on non-gas cost related expenses, utility investment, throughput volumes and other measures that management believes are reasonable and result in an allocation of Southern Union's cost of doing business amongst the divisions and subsidiaries of Southern Union Company.
The following tables summarize MGE's transactions with associated companies:

	Successor
	Three Months	Three Months
	Ended	Ended
	June 30,	June 30,
	2013	2012

Allocations included in operating expenses:
Service fee - 1.5% of net sales	$—	$723
Royalty fee - 1% of net sales	—	482
Joint and common cost allocation	1,399	1,176

Total	$1,399	$2,381

Allocations included in construction costs:
Joint and common cost allocation	$—	$360

Missouri Gas Energy – Stand Alone
NOTES TO FINANCIAL STATEMENTS - CONTINUED
(Tabular dollar amounts are in thousands)

NOTE 4 - PARENT'S EQUITY IN DIVISION - Continued

	Successor		Predecessor
		Period from
		Acquisition	Period from
	Six Months	(March 26 -	January 1,
	Ended	2012) to	2012 to
	June 30,	June 30,	March 25,
	2013	2012)	2012

Allocations included in operating expenses:
Service fee - 1.5% of net sales	$—	$774	$756
Royalty fee - 1% of net sales	—	516	504
Joint and common cost allocation	1,649	1,306	1,686
Total	$1,649	$2,596	$2,946
Allocations included in construction costs:
Joint and common cost allocation	$—	$409	$638

In June 2012, Southern Union discontinued billing MGE for the service fee and the royalty fee. Only the joint and common cost allocation continues.
In addition to the amounts allocated to MGE noted above, a non-recurring allocation of termination expenses associated with the ETE merger with Southern Union occurred in March 2012. Termination expenses totaling $9.6 million were allocated to MGE related to termination of contracts with the executives of Southern Union Company and are included in Other Operating Expenses.

NOTE 5 - COMPREHENSIVE INCOME (LOSS)
Other comprehensive income is net of taxes of $0.3 million and $0 for the three months ended June 30, 2013 and 2012, respectively. Other comprehensive income is net of taxes of $0.6 million, $0 and $0.5 million for the six months ended June 30, 2013, the period from Acquisition (March 26, 2012) to June 30, 2012 and the period from January 1, 2012 to March 25, 2012, respectively.
As of June 30, 2013 and December 31, 2012, accumulated other comprehensive loss, net of tax is $8.2 million and $9.3 million, respectively, and results from MGE's benefit plans.
NOTE 6 - RETIREMENT BENEFITS
Southern Union has funded non-contributory defined benefit pension plans to cover substantially all distribution operation employees. Normal retirement age is 65, but certain plan provisions allow for earlier retirement. Pension benefits are calculated under formulas principally based on average earnings and length of service for salaried and non-union employees and average earnings and length of service or negotiated non-wage based formulas for union employees.
The postretirement benefits include health care plans that generally provide for cost sharing between Southern Union and its retirees in the form of retiree contributions, deductibles, coinsurance, and a fixed cost cap on the amount Southern Union pays annually to provide future retiree health care coverage under certain of these plans.

Missouri Gas Energy – Stand Alone
NOTES TO FINANCIAL STATEMENTS - CONTINUED
(Tabular dollar amounts are in thousands)

NOTE 6 - RETIREMENT BENEFITS - Continued
Components of Net Periodic Benefit Cost
The following tables set forth the components of net periodic benefit cost of MGE's pension and postretirement benefit plans for the periods presented below:

	Pension Benefits		Other Postretirement Benefits
	Successor		Successor
	Three Months Ended June 30,	Three Months Ended June 30,	Three Months Ended June 30,	Three Months Ended June 30,

	2013	2012	2013	2012

Net periodic benefit cost:
Service cost	$838	$730	$87	$74
Interest cost	1,606	1,681	232	252
Expected return on plan assets	(2,438)	(2,239)	(456)	(442)
Actuarial loss (gain) amortization	604		136
	610	172	(1)	(116)
Regulatory adjustment (1)	1,890	2,328	1	116
Net periodic benefit cost	$2,500	$2,500	$—	$—

	Pension Benefits			Other Postretirement Benefits
	Successor		Predecessor	Successor		Predecessor
	Six Months Ended June 30,	Period from Acquisition (March 26, 2012) to June 30,	Period from January 1, 2012 to March 25,	Six Months Ended June 30,	Period from Acquisition March 26, 2012 to June 30,	Period from January 1, 2012 to March 25,

	2013	2012)	2012	2013	2012	2012
Net periodic benefit cost:
Service cost	$1,676	$791	$642	$174	$81	$69
Interest cost	3,212	1,821	1,558	463	273	249
Expected return on plan assets	(4,876)	(2,426)	(1,846)	(912)	(479)	(386)
Prior service cost (credit) amortization		—	86		—	—
Actuarial loss (gain) amortization	1,208	—	1,789	272	—	—
	1,220	186	2,229	(3)	(125)	(68)
Regulatory adjustment (1)	3,780	2,332	253	3	125	657
Net periodic benefit cost	$5,000	$2,518	$2,482	$—	$—	$589

(1)
MGE recovers certain qualified pension benefit plan and other postretirement benefit plan costs through rates charged to utility customers.  Certain utility commissions require that the recovery of these costs be based on the Employee Retirement Income Security Act of 1974, as amended, or other utility commission specific guidelines.  The difference between these regulatory-based amounts and the periodic benefit cost calculated pursuant to GAAP is deferred as a regulatory asset or liability and amortized to expense over periods in which this difference will be recovered in rates, as promulgated by the applicable utility commission.

Missouri Gas Energy – Stand Alone
NOTES TO FINANCIAL STATEMENTS - CONTINUED
(Tabular dollar amounts are in thousands)

NOTE 7 - TAXES ON INCOME
MGE's effective tax rate is generally higher than the U.S. federal income statutory rate of 35 percent due to state income taxes.
MGE's effective tax rate for the quarter ending June 30, 2012 is higher than in 2013 as a result of non-deductible executive compensation related to the 2012 ETE Merger.
MGE's effective tax rate in the successor period from Acquisition (March 26, 2012) to June 30, 2012 is significantly higher than for the six months ended June 30, 2013 and the period from January 1, 2012 to March 25, 2012 due to ETE Merger related expenses coupled with non-deductible executive compensation included in the merger related expenses.
NOTE 8 - DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES
MGE is exposed to certain risks in its ongoing business operations.  The primary risk managed by using derivative instruments is commodity price risk.  Natural gas price swaps are the principal derivative instruments used by MGE to manage commodity price risk associated with purchases and/or sales of natural gas, although other commodity derivative contracts may also be used from time to time.  MGE recognizes all derivative instruments as assets or liabilities at fair value in the balance sheets. To a lesser extent, call options are also used for mitigating price fluctuations in gas costs.

1.	Commodity Contracts

MGE enters into natural gas commodity financial instruments to manage the exposure to changes in the cost of natural gas passed through to utility customers that result from movements in market commodity prices.  The cost of the derivative instruments and settlement of the respective obligations are recovered from utility customers through the purchased natural gas adjustment clause as authorized by the applicable regulatory authority and therefore do not impact earnings.
Natural Gas Price Swaps.  As of June 30, 2013, MGE had outstanding pay-fixed natural gas price swaps with total notional amounts of 8.3 Bcf, 15.1 Bcf and 4.5 Bcf for the remainder of 2013, 2014 and 2015, respectively.  These natural gas price swaps are accounted for as economic hedges, with changes in their fair value recorded to deferred natural gas purchases.
MGE has master netting arrangements with certain counterparties, which permit applicable obligations of the parties to be settled on a net versus gross basis.  If a right of offset exists, the fair value amounts for the derivative instruments are reported in the balance sheets on a net basis and disclosed herein on a gross basis.

Missouri Gas Energy – Stand Alone
NOTES TO FINANCIAL STATEMENTS - CONTINUED
(Tabular dollar amounts are in thousands)

NOTE 8 - DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES - Continued

2.	Summary Financial Statement Information

The following table summarizes the fair value amounts of MGE's asset and liability derivative instruments and their location reported in the balance sheets at the dates indicated.

	Fair Value
	Derivative Assets		Derivative Liabilities
	Successor		Successor
	June 30,	December 31,	June 30,	December 31,
Balance Sheet Location	2013	2012	2013	2012
Economic hedges:
Commodity contracts:
Natural gas price swaps:
Deferred charges	$—	$712	$—	$125
Derivative instrument liability	788	822	5,013	8,964
Total	$788	$1,534	$5,013	$9,089

The following tables summarize the location and amount (excluding income tax effects) of derivative instrument gains and losses reported in MGE's financial statements for the periods presented:

	Successor
	Three Months Ended June 30,	Three Months Ended June 30,

	2013	2012
Economic hedges:
Commodity contracts:
Change in fair value - decrease in deferred natural gas purchases	$10,444	$(20,097)

	Successor		Predecessor
	Six-Months Ended June 30, 2013	Period from Acquisition (March 26, 2012) to June 30, 2012)	Period from January 1, 2012 to March 25, 2012

Economic hedges:
Commodity contracts:
Change in fair value - decrease in
deferred natural gas purchases	$(3,330)	$(20,097)	$(1,957)

Missouri Gas Energy – Stand Alone
NOTES TO FINANCIAL STATEMENTS - CONTINUED
(Tabular dollar amounts are in thousands)

NOTE 8 - DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES - Continued

3.	Derivative Instrument Contingent Features
Certain of MGE's derivative instruments contain provisions that require Southern Union's debt to be maintained at an investment grade credit rating from each of the major credit rating agencies.  If Southern Union's debt were to fall below investment grade, Southern Union would be in violation of these provisions, and the counterparties to the derivative instruments could potentially require Southern Union to post collateral for certain of the derivative instruments.  The aggregate fair value of all derivative instruments with credit-risk-related contingent features that were in a net liability position at June 30, 2013 was $3.0 million.

NOTE 9 - FAIR VALUE MEASUREMENT
MGE's assets and liabilities that are measured at fair value on a recurring basis consist of commodity derivative assets and liabilities, all of which are level 2 fair value measurements at June 30, 2013 and December 31, 2012.
MGE has no Level 1 or Level 3 instruments measured at fair value at June 30, 2013 or December 31, 2012 and there were no transfers between hierarchy levels. MGE's natural gas swap derivatives are valued using pricing models based on an income approach that discounts future cash flows to a present value amount.  The significant pricing model inputs for natural gas swap derivatives include published NYMEX forward index prices for delivery of natural gas at Henry Hub, Permian Basin and Waha.   The pricing models also adjust for nonperformance risk associated with the counterparty or MGE, as applicable; through the use of credit risk adjusted discount rates based on published default rates.
Due to their short-term nature, the approximate fair value of MGE's cash and cash equivalents, accounts receivable and accounts payable is equal to book value.

NOTE 10 - REGULATORY MATTERS, COMMITMENTS, CONTINGENCIES, AND
ENVIRONMENTAL LIABILITIES

1.	Environmental Matters

MGE is subject to federal, state and local laws, rules and regulations regarding water quality, hazardous and solid waste management, air quality control and other environmental matters. These laws, rules and regulations require MGE to conduct operations in a specified manner and to obtain and comply with a wide variety of environmental registrations, licenses, permits, inspections and other approvals. Failure to comply with environmental laws, rules and regulations may expose the organization to significant fines, penalties and/or interruptions in operations. MGE's environmental policies and procedures are designed to achieve compliance with such applicable laws and regulations. These evolving laws and regulations and claims for damages to property, employees, other persons and the environment resulting from current or past operations may result in significant expenditures and liabilities in the future. MGE engages in a process of updating and revising its procedures for the ongoing evaluation of its operations to identify potential environmental exposures and enhance compliance with regulatory requirements.

Missouri Gas Energy – Stand Alone
NOTES TO FINANCIAL STATEMENTS - CONTINUED
(Tabular dollar amounts are in thousands)

NOTE 10 - REGULATORY MATTERS, COMMITMENTS, CONTINGENCIES, AND
ENVIRONMENTAL LIABILITIES - Continued

2.	Environmental Remediation

MGE is responsible for environmental remediation at various contaminated sites that are primarily associated with former manufactured gas plants (MGPs) and sites associated with the operation and disposal activities of former MGPs that produced a fuel known as “town gas.” Some byproducts of the historic manufactured gas process may be regulated substances under various federal and state environmental laws. To the extent these byproducts are present in soil or groundwater at concentrations in excess of applicable standards, investigation and remediation may be required. The sites include properties that are part of the organization's ongoing operations, sites formerly owned or used by MGE and sites owned by third parties. Remediation typically involves the management of contaminated soils and may involve removal of old MGP structures and remediation of groundwater. Activities vary with site conditions and locations, the extent and nature of the contamination, remedial requirements, complexity and sharing of responsibility; some contamination may be unrelated to former MGPs. The ultimate liability and total costs associated with these sites will depend upon many factors. If remediation activities involve statutory joint and several liability provisions, strict liability, or cost recovery or contribution actions, MGE could potentially be held responsible for contamination caused by other parties. In some instances, MGE may share liability associated with contamination with other potentially responsible parties (PRPs) and may also benefit from insurance policies or contractual indemnities that cover some or all of the cleanup costs. These sites are generally managed in the normal course of business or operations.

3.	Environmental Remediation Liabilities
The table below reflects the amount of accrued liabilities recorded in the balance sheets at the dates indicated to cover environmental remediation actions where management believes a loss is probable and reasonably estimable.  Except for matters discussed above, MGE does not have any material environmental remediation matters assessed as reasonably possible that would require disclosure in the financial statements.

	Successor
	June 30,	December 31,
	2013	2012

Current	$285	$715
Noncurrent	655	575

Total environmental liabilities	$940	$1,290

4.	Litigation and Other Claims
Litigation related to incident at JJ's Restaurant: On February 19, 2013, there was a natural gas explosion at JJ's Restaurant located at 910 W. 48th Street in Kansas City, Missouri. One person died and media reports indicate that up to fifteen people were transported to area hospitals. The extent and nature of those injuries are currently unknown. The restaurant building was destroyed in the explosion and fire. Immediately surrounding buildings sustained damage, but the full extent of that damage is unknown at this time. A contractor, Heartland Midwest LLC, was in the process of installing cable for Time Warner Cable and hit a natural gas line while directionally boring. The utility locates for the work were done by USIC Locating Services, Inc., a utility infrastructure locating company

Missouri Gas Energy – Stand Alone
NOTES TO FINANCIAL STATEMENTS - CONTINUED
(Tabular dollar amounts are in thousands)

NOTE 10 – REGULATORY MATTERS, COMMITMENTS, CONTINGENCIES, AND
ENVIRONMENTAL LIABILITIES – Continued
engaged by Missouri Gas Energy to locate and mark underground gas lines (and engaged by others to mark other underground facilities). Several parties have retained counsel, and to date, nine lawsuits have been filed in the Circuit Court of Jackson County, Missouri, against numerous defendants. MGE and MGE employee, Michael Palier, are defendants in all but one of the lawsuits (Palier v. Time Warner). The lawsuits filed to date include Simmons v. MGE, Case No. 1316-CV07265 (no trial date set); Tanner v. MGE, Case No. 1316-CV09906 (no trial date set), JJ's Restaurant v. MGE, Case No. 1316-CV11288 (two trial dates set on January 12, 2015 and April 6, 2015); Meek v. MGE, Case No. 1316-CV13523 (no trial date set); Cramer v. MGE, Case No. 1316-CV13738 (no trial date set); Plazaview, LLC v. MGE, Case No. 1316-CV16817 (no trial date set); Mingos v. MGE, Case No. 1316-CV18072 (no trial date set); Palier v. Time Warner, Case No. 1316-CV18684 (no trial date set); and Couture v. MGE, Case No. 1316-CV18787 (no trial date set). Discovery in the pending lawsuits is ongoing. No demands have been made in any of the pending lawsuits. The Company anticipates that more lawsuits will be filed. The MPSC and OSHA investigations are ongoing. An estimate for losses cannot be made at this time.
Joplin, Missouri Tornado. On Sunday, May 22, 2011, what has been described as the worst tornado in the United States in the last 60 years and one of the deadliest in American history, struck Joplin, Missouri, a city served by MGE. The tornado was designated by the National Weather Service as an EF-5, the strongest category on the Enhanced Fujita Scale. Over ten miles of MGE’s mains and in excess of 3,500 service lines were damaged beyond repair and removed from service.
On June 10, 2011, MGE filed an application with the MPSC requesting authority to defer the financial impact of the tornado that struck Joplin on the grounds that the tornado constituted a material, extraordinary and non-recurring event with respect to MGE's operations. On January 25, 2012, the MPSC issued its Report and Order in which it granted MGE's request to defer as a regulatory asset for consideration of recovery in a future rate proceeding the incremental costs occasioned by the tornado but denied MGE's request to defer as a regulatory asset for consideration of recovery in a future rate proceeding the lost revenues due to the tornado.
MGE has pursued insurance recoveries related to the property damage incurred. MGE has received approximately $7.2 million in total. MGE received $0 and $2.0 million in the three months ended June 30, 2013 and 2012, respectively. MGE received $3.1 million, $2.0 million and $0 in the six months ended June 30, 2013, the period from Acquisition (March 26, 2012) to June 30, 2012 and the period from January 1, 2012 to March 25, 2012, respectively.
To date, MGE estimates that the net loss in customers is approximately 2,200 that will have an ongoing impact on net earnings estimated to be approximately $0.7 million per year until the customers have re-established service.
MGE is involved in legal, tax and regulatory proceedings before various courts, regulatory commissions and governmental agencies regarding matters arising in the ordinary course of business.
MGE recognizes legal expenses and other related fees in the period in which they occurred. Reserves are established when necessary when management believes a loss is probable and reasonably estimable.
MGE records accrued liabilities for litigation and other claim costs when management believes a loss is probable and reasonably estimable. When management believes there is at least a reasonable possibility that a material loss or an additional material loss may have been incurred, MGE discloses (i) an estimate of the possible loss or range of loss in excess of the amount accrued; or (ii) a statement that such an estimate cannot be made. As of June 30, 2013 and December 31, 2012, MGE recorded litigation and other claim-related accrued liabilities of $2.0 million and $1.7 million, respectively.

Missouri Gas Energy – Stand Alone
NOTES TO FINANCIAL STATEMENTS - CONTINUED
(Tabular dollar amounts are in thousands)

NOTE 10 – REGULATORY MATTERS, COMMITMENTS, CONTINGENCIES, AND
ENVIRONMENTAL LIABILITIES – Continued
Except for the matters discussed above, MGE does not have any material litigation or other claim contingency matters assessed as probable or reasonably possible that would require disclosure in the financial statements.

5.	Other Commitments and Contingencies
Regulation and Rates.  See Note 11 for potential contingent matters associated with the LDC Operation's regulated operations.
Unclaimed Property Audits.   MGE is subject to the laws and regulations of states and other jurisdictions concerning the identification, reporting and escheatment (the transfer of property to the state) of unclaimed or abandoned funds, and is subject to audit and examination for compliance with these requirements.  MGE is currently being examined by a third party auditor on behalf of nine states for compliance with unclaimed property laws.

NOTE 11 - REGULATION AND RATES
On April 2, 2009, MGE made a filing with the MPSC seeking to implement an annual base rate increase of approximately $32.4 million. On February 10, 2010, the MPSC issued its Report and Order in this case, authorizing a revenue increase of $16.2 million and approving distribution rate structures for MGE's residential and small general service customers (which comprised approximately 99% of its total customers and approximately 91% of its net operating revenues at the time the rates went into effect) that eliminate the impact of weather and conservation for residential and small general service margin revenues and related earnings in Missouri. The new rates became effective February 28, 2010. Judicial review of the MPSC's Report and Order was sought by the Office of the Public Counsel, with respect to rate structure issues, and by MGE, with respect to cost of capital issues. By opinion issued on March 20, 2012, the Southern District of the Missouri Court of Appeals affirmed the MPSC's Report and Order. That opinion is now final.